Exhibit 4.1

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEITHER THIS SECURITY NOR THE GUARANTEE INCLUDED HEREIN IS A BANK DEPOSIT OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER INSURER OR GOVERNMENTAL AGENCY.

THE INDENTURE, DATED AS OF DECEMBER 1, 1991, RELATING TO THIS SECURITY, HAS BEEN AMENDED BY A SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 1993, A SECOND SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 2000, A THIRD SUPPLEMENTAL INDENTURE, DATED AS OF DECEMBER 19, 2008, A FOURTH SUPPLEMENTAL INDENTURE, DATED AS OF DECEMBER 19, 2008 AND A FIFTH SUPPLEMENTAL INDENTURE, DATED AS OF MARCH 31, 2009.

PNC FUNDING CORP

3.30% SENIOR NOTES DUE MARCH 8, 2022

REGISTERED	CUSIP: 693476 BN2
No.	ISIN: US693476BN25
$

PNC FUNDING CORP, a corporation duly organized and existing under the laws of Pennsylvania (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum              of on March 8, 2022, and to pay interest thereon from, and including, March 8, 2012, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on March 8 and September 8 of each year, commencing September 8, 2012 (each an “Interest Payment Date”), and at maturity, at the rate of 3.30% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. Interest shall accrue from, and including, March 8, 2012 to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period.” Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, subject to certain exceptions, will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest payable on the maturity date will be paid to the person to whom the principal will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner acceptable to the Trustee and not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an Interest Payment Date or the maturity date for the Notes falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the Holder will not be entitled to any further interest or other payments with respect to such postponements.

The term “Business Day” means any day except a Saturday, a Sunday or a legal holiday in the City of New York or the City of Pittsburgh on which banking institutions are authorized or obligated by law, regulation or executive order to close.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1991, among the Company, PNC Financial Corp (also known as “PNC Bank Corp.” and now known as “The PNC Financial Services Group, Inc.”) (the

“Guarantor”) and The Bank of New York Mellon (formerly known as The Bank of New York), as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) as amended by a Supplemental Indenture dated as of February 15, 1993 by and among the Company, the Guarantor and the Trustee, as further amended by a Second Supplemental Indenture dated as of February 15, 2000 by and among the Company, the Guarantor and the Trustee, as further amended by a Third Supplemental Indenture dated as of December 19, 2008 by and among the Company, the Guarantor and the Trustee, as further amended by a Fourth Supplemental Indenture dated as of December 19, 2008 by and among the Company, the Guarantor and the Trustee and as further amended by a Fifth Supplemental Indenture dated as of March 31, 2009 by and among the Company, the Guarantor and the Trustee (such Indenture as amended being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, initially issued in the aggregate principal amount of $1,000,000,000, and is subject to additional issuances as the Company may determine or as provided for in the Indenture.

This Security is redeemable in whole or in part by the Company on or after the 30th day prior to the Stated Maturity thereof at 100% of the principal amount of the Security, plus accrued and unpaid interest thereon to the date of redemption. Other than as set forth in the preceding sentence, this Security is not redeemable prior to the Stated Maturity thereof. This Security is not subject to any sinking fund. This Security is not convertible into, or exchangeable for, equity securities of the Company or the Guarantor. If an Event of Default (as defined in the Indenture) with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The indebtedness of the Company evidenced by this Security, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, senior in right of payment to its obligations to Holders of Subordinated Debt Securities and Existing Company Subordinated Indebtedness (each as defined in the Indenture) and shall rank pari passu in right of payment with each other and with Senior Company Indebtedness (as defined in the Indenture), as provided in the Indenture, and each Holder of Securities, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Securities of all series (voting as one class) to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof. This Security is a global security, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Securities represented hereby, this Security may not be transferred except as a whole by The Depositary Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in Securities by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth herein, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Securities. If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, or an Event of Default has occurred and is continuing, and the Depositary requests the issuance of certificated notes, the Company will issue individual certificates evidencing the Securities represented hereby in definitive form in exchange for this Security in registered form to each person that the Depositary identifies as the beneficial owner of the Securities represented by the Global Notes upon surrender by the Depositary of the Global Notes. In addition, the Company may at any time and in its sole discretion determine not to have any Securities represented by one or more global securities and, in such event, will issue individual certificates evidencing Securities in definitive form in exchange for this Security. In any such instance, an owner of a beneficial interest in a Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $2,000 and any integral multiples of $1,000 thereof and will be issued in registered form only, without coupons. Neither the Company nor the principal paying agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Securities. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued.

Except as provided herein, beneficial owners of Global Notes will not be entitled to receive physical delivery of Securities in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Securities.

Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through the Depositary, either directly if they are Participants of such system or indirectly through organizations that are Participants in such system.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Securities represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Securities represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither the Company, the Trustee, the principal paying agent nor any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Securities.

The Bank of New York Mellon will act as the Company’s principal paying agent with respect to the Securities through its offices presently located at 101 Barclay Street-8W, New York, New York 10286. The Company may at any time rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any paying agent acts. Payments of interest and principal may be made by wire-transfer in immediately available funds for Securities held in book-entry form or, at the Company’s option in the event the Securities are not represented by Global Notes, by check mailed to the address of the person entitled to the payment as it appears in the Security register. Payment of principal will be made upon the surrender of the relevant Securities at the offices of the principal paying agent.

Notices to the Holders of registered Securities will be mailed to them at their respective addresses in the register of the Securities and will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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[signatures appear on following page]

IN WITNESS WHEREOF, PNC Funding Corp has caused this Note to be signed in its name by its Chairman of the Board, President or any Executive or Senior Vice President, and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

Dated:

PNC FUNDING CORP

By
	Name:	Lisa M. Kovac
	Title:	Senior Vice President

Attest:

Name:	George P. Long, III
Title:	Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON as Trustee

By
Authorized officer